Exhibit 99.1
Earnings Release

CubeSmart Reports Third Quarter 2024 Results

MALVERN, PA -- (Globe Newswire) – October 31, 2024 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three and nine months ended September 30, 2024.

“The third quarter saw a continuation of trends as we remain in a competitive environment for new customer rental rates while the existing customer remains very resilient,” commented President and Chief Executive Officer Christopher P. Marr. “This month, we celebrated our 20th anniversary as a public company. While it’s exciting to celebrate our accomplishments over the past two decades, we remain keenly focused on our culture of innovation and enhancing our position as an industry leader.”

Key Highlights for the Third Quarter

●	Reported diluted earnings per share (“EPS”) attributable to the Company’s common shareholders of $0.44.
●	Reported funds from operations (“FFO”), as adjusted, per diluted share of $0.67.
●	Same-store (598 stores) net operating income (“NOI”) decreased 3.1% year over year, resulting from a 0.8% decrease in revenues and a 5.3% increase in operating expenses.
●	Same-store occupancy averaged 90.8% during the quarter, ending at 90.2%.
●	Added 24 stores to our third-party management platform, bringing our total third-party managed store count to 893.

Financial Results

Net income attributable to the Company’s common shareholders was $100.8 million for the third quarter of 2024, compared with $102.6 million for the third quarter of 2023. Diluted EPS attributable to the Company’s common shareholders decreased to $0.44 for the third quarter of 2024, compared with $0.45 for the same period last year.

FFO, as adjusted, was $153.0 million for the third quarter of 2024, compared with $154.0 million for the third quarter of 2023. FFO, as adjusted, per diluted share decreased 1.5% to $0.67 for the third quarter of 2024, compared with $0.68 for the same period last year.

Investment Activity

Acquisition Activity

The Company is under contract to acquire two stores in Oregon (1) and Pennsylvania (1) for an aggregate purchase price of approximately $22.0 million. These acquisitions are expected to close during the fourth quarter of 2024.

Development Activity

The Company has agreements with developers for the construction of self-storage properties in high-barrier-to-entry locations. As of September 30, 2024, the Company had two joint venture development properties under construction. The Company anticipates investing a total of $36.9 million related to these projects and had invested $9.1 million of that total as of September 30, 2024. Both stores are located in New York and are expected to open during the third quarter of 2025.

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Third-Party Management

As of September 30, 2024, the Company’s third-party management platform included 893 stores totaling 58.3 million rentable square feet. During the three and nine months ended September 30, 2024, the Company added 24 stores and 131 stores, respectively, to its third-party management platform.

Same-Store Results

The Company’s same-store portfolio as of September 30, 2024 included 598 stores containing 43.0 million rentable square feet, or approximately 96.7% of the aggregate rentable square feet of the Company’s 615 consolidated stores. These same-store properties represented approximately 97.5% of the Company’s property NOI for the three months ended September 30, 2024.

Same-store physical occupancy as of September 30, 2024 and 2023 was 90.2% and 91.3%, respectively. Same-store total revenues for the third quarter of 2024 decreased 0.8% and same-store operating expenses increased 5.3% compared to the same quarter in 2023. Same-store NOI decreased 3.1% from the third quarter of 2023 to the third quarter of 2024.

Operating Results

As of September 30, 2024, the Company’s total consolidated portfolio included 615 stores containing 44.4 million rentable square feet and had physical occupancy of 89.7%.

Total revenues increased $3.0 million and property operating expenses increased $4.3 million in the third quarter of 2024, as compared to the same period in 2023. Increases in revenues were primarily attributable to increases in property management fees and other fee revenue, increases in customer storage protection plan participation at our owned and managed stores, and revenues generated from property acquisitions and recently opened development properties. Increases in property operating expenses were primarily attributable to an increase in advertising costs within the same-store portfolio and increased expenses generated from property acquisitions and recently opened development properties.

Interest expense decreased from $23.2 million during the three months ended September 30, 2023 to $22.8 million during the three months ended September 30, 2024, a decrease of $0.4 million. The decrease was attributable to a decrease in the average outstanding debt balance and lower interest rates during the 2024 period compared to the 2023 period. The average outstanding debt balance decreased from $3.00 billion during the three months ended September 30, 2023 to $2.94 billion during the three months ended September 30, 2024. The weighted average effective interest rate on our outstanding debt decreased from 3.04% during the three months ended September 30, 2023 to 2.99% for the three months ended September 30, 2024.

Financing Activity

During the three months ended September 30, 2024, the Company sold 0.6 million common shares of beneficial interest through its at-the-market (“ATM”) equity program at an average sales price of $54.20 per share, resulting in net proceeds of $32.8 million, after deducting offering costs. As of September 30, 2024, the Company had 5.2 million shares available for issuance under the existing equity distribution agreements.

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Quarterly Dividend

On July 23, 2024, the Company declared a quarterly dividend of $0.51 per common share. The dividend was paid on October 15, 2024 to common shareholders of record on October 1, 2024.

2024 Financial Outlook

“During the quarter, we found a select number of attractive investment opportunities as the transaction market became more constructive,” commented Chief Financial Officer Tim Martin. “We raised a modest amount of equity capital and are excited to put our well-capitalized balance sheet to work.”

The Company estimates that its fully diluted earnings per share for 2024 will be between $1.72 and $1.76, and that its fully diluted FFO per share, as adjusted, for 2024 will be between $2.62 and $2.66. Due to uncertainty related to the timing and terms of transactions, the impact of any potential future speculative investment activity is excluded from guidance. For 2024, the same-store pool consists of 598 properties totaling 43.0 million rentable square feet.

(1)	Prior guidance as included in our second quarter earnings release dated August 1, 2024.

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Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, November 1, 2024 to discuss financial results for the three months ended September 30, 2024.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at investors.cubesmart.com. Telephone participants may join on the day of the call by dialing 1 (800) 715-9871 using conference ID number 4783436.

After the live webcast, the webcast will be available on CubeSmart’s website. In addition, a telephonic replay of the call will be available through November 15, 2024 by dialing 1 (800) 770-2030 using conference ID number 4783436.

Supplemental operating and financial data as of September 30, 2024 is available in the investor relations section of the Company’s corporate website.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company's self-storage properties are designed to offer affordable, easily accessible and, in most locations, climate-controlled storage space for residential and commercial customers. According to the 2024 Self-Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company's stores. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its consolidated financial statements.

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FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loss on early extinguishment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): equity in earnings of real estate ventures, gains from sales of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is a measure of performance that is not calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of its stores, and for all of its stores in the aggregate. NOI should not be considered as a substitute for net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP. The Company believes NOI is useful to investors in evaluating operating performance because it is one of the primary measures used by management and store managers to evaluate the economic productivity of the Company’s stores, including the ability to lease stores, increase pricing and occupancy, and control property operating expenses. Additionally, NOI helps the Company’s investors meaningfully compare the results of its operating performance from period to period by removing the impact of its capital structure (primarily interest expense on outstanding indebtedness) and depreciation of the basis in its assets from operating results.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this presentation, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation or as

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of the dates otherwise indicated in such forward-looking statements. All of our forward-looking statements, including those in this presentation, are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this presentation. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (“SEC”).

These risks include, but are not limited to, the following:

●	adverse changes in economic conditions in the real estate industry and in the markets in which we own and operate self-storage properties;
●	the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;
●	the failure to execute our business plan;
●	adverse impacts from pandemics, quarantines and stay at home orders, including the impact on our ability to operate our self-storage properties, the demand for self-storage, rental rates and fees and rent collection levels;
●	reduced availability and increased costs of external sources of capital;
●	increases in interest rates and operating costs;
●	financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future debt;
●	counterparty non-performance related to the use of derivative financial instruments;
●	risks related to our ability to maintain our qualification as a real estate investment trust (“REIT”) for federal income tax purposes;
●	the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;
●	increases in taxes, fees and assessments from state and local jurisdictions;
●	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;
●	reductions in asset valuations and related impairment charges;
●	cybersecurity breaches, cyber or ransomware attacks or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships or result in fraudulent payments;
●	changes in real estate, zoning, use and occupancy laws or regulations;
●	risks related to or consequences of earthquakes, hurricanes, windstorms, floods, other natural disasters or acts of violence, pandemics, active shooters, terrorism, insurrection or war that impact the markets in which we operate;
●	potential environmental and other material liabilities;
●	governmental, administrative and executive orders, regulations and laws, which could adversely impact our business operations and customer and employee relationships;
●	uninsured or uninsurable losses and the ability to obtain insurance coverage, indemnity or recovery from insurance against risks and losses;

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●	our ability to attract and retain talent in the current labor market;
●	other factors affecting the real estate industry generally or the self-storage industry in particular; and
●	other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Josh Schutzer

Vice President, Finance

(610) 535-5700

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CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2024	2023
	(unaudited)

ASSETS
Storage properties	$7,422,281	$7,367,613
Less: Accumulated depreciation	(1,544,603)	(1,416,377)
Storage properties, net (includes VIE amounts of $189,516 and $180,615, respectively)	5,877,678	5,951,236
Cash and cash equivalents (includes VIE amounts of $1,856 and $3,002, respectively)	43,507	6,526
Restricted cash	1,848	1,691
Loan procurement costs, net of amortization	3,048	3,995
Investment in real estate ventures, at equity	92,161	98,288
Other assets, net	174,173	163,284
Total assets	$6,192,415	$6,225,020

LIABILITIES AND EQUITY
Unsecured senior notes, net	$2,779,596	$2,776,490
Revolving credit facility	—	18,100
Mortgage loans and notes payable, net	94,788	128,186
Lease liabilities - finance leases	65,677	65,714
Accounts payable, accrued expenses and other liabilities	223,516	201,419
Distributions payable	116,420	115,820
Deferred revenue	39,786	38,483
Total liabilities	3,319,783	3,344,212

Noncontrolling interests in the Operating Partnership	66,330	60,276

Commitments and contingencies

Equity
Common shares $.01 par value, 400,000,000 shares authorized, 226,002,624 and 224,921,053 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	2,260	2,249
Additional paid-in capital	4,195,449	4,142,229
Accumulated other comprehensive loss	(351)	(411)
Accumulated deficit	(1,411,850)	(1,345,239)
Total CubeSmart shareholders’ equity	2,785,508	2,798,828
Noncontrolling interests in subsidiaries	20,794	21,704
Total equity	2,806,302	2,820,532
Total liabilities and equity	$6,192,415	$6,225,020

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CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

REVENUES
Rental income	$230,954	$232,468	$682,935	$681,962
Other property related income	29,268	25,857	84,542	76,001
Property management fee income	10,668	9,551	31,028	27,246
Total revenues	270,890	267,876	798,505	785,209
OPERATING EXPENSES
Property operating expenses	81,868	77,546	242,002	223,494
Depreciation and amortization	51,210	49,985	152,962	150,672
General and administrative	14,265	14,060	44,512	43,059
Total operating expenses	147,343	141,591	439,476	417,225
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(22,750)	(23,204)	(68,436)	(70,439)
Loan procurement amortization expense	(986)	(1,030)	(3,031)	(3,111)
Equity in earnings of real estate ventures	418	1,141	1,688	4,482
Other	721	(119)	744	382
Total other expense	(22,597)	(23,212)	(69,035)	(68,686)
NET INCOME	100,950	103,073	289,994	299,298
Net income attributable to noncontrolling interests in the Operating Partnership	(551)	(640)	(1,616)	(1,870)
Net loss attributable to noncontrolling interests in subsidiaries	398	212	910	662
NET INCOME ATTRIBUTABLE TO THE COMPANY	$100,797	$102,645	$289,288	$298,090

Basic earnings per share attributable to common shareholders	$0.45	$0.46	$1.28	$1.32
Diluted earnings per share attributable to common shareholders	$0.44	$0.45	$1.28	$1.32

Weighted average basic shares outstanding	226,166	225,467	225,941	225,380
Weighted average diluted shares outstanding	227,149	226,210	226,805	226,206

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Same-Store Results (598 stores)

(in thousands, except percentages and per square foot data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2024	2023	Change	2024	2023	Change

REVENUES
Rental income	$224,958	$227,926	(1.3)%	$665,743	$669,257	(0.5)%
Other property related income	11,067	9,927	11.5%	31,927	29,497	8.2%
Total revenues	236,025	237,853	(0.8)%	697,670	698,754	(0.2)%

OPERATING EXPENSES
Property taxes (1)	25,168	24,859	1.2%	76,871	75,072	2.4%
Personnel expense	13,890	13,443	3.3%	41,566	40,144	3.5%
Advertising	8,095	6,036	34.1%	17,737	16,103	10.1%
Repair and maintenance	2,755	2,770	(0.5)%	8,405	7,743	8.5%
Utilities	6,481	6,382	1.6%	17,613	17,436	1.0%
Property insurance	3,334	3,117	7.0%	9,690	7,927	22.2%
Other expenses	9,297	8,949	3.9%	28,386	26,587	6.8%

Total operating expenses	69,020	65,556	5.3%	200,268	191,012	4.8%

Net operating income (2)	$167,005	$172,297	(3.1)%	$497,402	$507,742	(2.0)%

Gross margin	70.8%	72.4%		71.3%	72.7%

Period end occupancy	90.2%	91.3%		90.2%	91.3%

Period average occupancy	90.8%	92.0%		90.9%	92.0%

Total rentable square feet	42,990			42,990

Realized annual rent per occupied square foot (3)	$23.05	$23.06	0.0%	$22.73	$22.57	0.7%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (2)	$167,005	$172,297		$497,402	$507,742
Non same-store net operating income (2)	4,268	2,902		11,867	8,123
Indirect property overhead (4)	17,749	15,131		47,234	45,850
Depreciation and amortization	(51,210)	(49,985)		(152,962)	(150,672)
General and administrative expense	(14,265)	(14,060)		(44,512)	(43,059)
Interest expense on loans	(22,750)	(23,204)		(68,436)	(70,439)
Loan procurement amortization expense	(986)	(1,030)		(3,031)	(3,111)
Equity in earnings of real estate ventures	418	1,141		1,688	4,482
Other	721	(119)		744	382

Net income	$100,950	$103,073		$289,994	$299,298

(1)	For comparability purposes, certain amounts related to the expiration of certain real estate tax abatements have been excluded from the same-store portfolio results ($178k and $571k for the three and nine months ended September 30, 2024, respectively).
(2)	Net operating income (“NOI”) is a non-GAAP (“generally accepted accounting principles”) financial measure. The above table reconciles same-store NOI to GAAP Net income.
(3)	Realized annual rent per occupied square foot is calculated by dividing annualized rental income by the weighted average occupied square feet for the period.
(4)	Includes property management income earned in conjunction with managed properties.

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Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except percentages and per share and unit data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net income attributable to the Company's common shareholders	$100,797	$102,645	$289,288	$298,090

Add (deduct):
Real estate depreciation and amortization:
Real property	49,639	48,404	148,324	146,218
Company's share of unconsolidated real estate ventures	2,025	2,104	6,163	6,353
Loss (gain) from sales of real estate, net (1)	—	236	—	(1,477)
Net income attributable to noncontrolling interests in the Operating Partnership	551	640	1,616	1,870

FFO attributable to the Company's common shareholders and third-party OP unitholders	$153,012	$154,029	$445,391	$451,054

Basic earnings per share attributable to common shareholders	$0.45	$0.46	$1.28	$1.32
Diluted earnings per share attributable to common shareholders	$0.44	$0.45	$1.28	$1.32
FFO per diluted share and unit	$0.67	$0.68	$1.95	$1.98

Weighted average basic shares outstanding	226,166	225,467	225,941	225,380
Weighted average diluted shares outstanding	227,149	226,210	226,805	226,206
Weighted average diluted shares and units outstanding	228,386	227,614	228,067	227,621

Dividend per common share and unit	$0.51	$0.49	$1.53	$1.47
Payout ratio of FFO	76.1%	72.1%	78.5%	74.2%

(1)	For the three months ended September 30, 2023, represents a loss related to the sale of the California Yacht Club, which was acquired in 2021 as part of the Company's acquisition of LAACO, Ltd. This amount is included in the component of other (expense) income designated as Other within our consolidated statements of operations. For the nine months ended September 30, 2023, includes distributions received in excess of our investment in HVPSE. This amount is included in Equity in earnings of real estate ventures within our consolidated statements of operations.

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